Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

August 9, 2019

BIOLASE, Inc.

4 Cromwell

Irvine, California 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by BIOLASE, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of $50,000,000 of:

(i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii) debt securities of the Company (the “Debt Securities”), which may be secured or unsecured, senior, subordinated or junior subordinated and issued in one or more series;

(iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”);

(v) stock purchase rights (the “Rights”), entitling or obligating the holders thereof to purchase Common Stock or Preferred Stock from the Company at a future date or dates; and

(vi) units (the “Units”), each consisting of two or more types of the securities listed in clauses (i) through (v) above.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1) the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, privileges, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”);

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(2) the Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and one or more trustees (each, a “Trustee”);

(3) the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and one or more warrant agents (each, a “Warrant Agent”);

(4) the Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) to be entered into between the Company and one or more rights agents (each, a “Rights Agent”); and

(5) the Units will be issued under one or more unit agreements (each, a “Unit Agreement”),

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement. We refer to any Indenture, any series of Debt Securities, any supplemental indenture or officer’s certificate establishing the form or terms of the Debt Securities of any series, any Warrant Agreement, any Rights Agreement, any Unit Agreement and any issue of Warrants, Rights or Units collectively as the “Opinion Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Charter”), the Seventh Amended and Restated Bylaws of the Company (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

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Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

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3. The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture under which such series of Debt Securities is being issued (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Indenture, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and the applicable Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities as contemplated by the applicable Indenture; (v) a supplemental indenture or officer’s certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the applicable Trustee (in the case of such a supplemental indenture) or by a duly authorized officer of the Company (in the case of such an officer’s certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the applicable Indenture; and (vi) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the applicable Trustee and issued, all in accordance with the Charter, the Bylaws, the Resolutions, final resolutions of the Board or a duly authorized committee thereof, the applicable Indenture and the supplemental indenture or officer’s certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

4. Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and

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delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

5. The Rights will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Rights shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Rights Agreement relating to such Rights shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Rights Agent named in the Rights Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Rights; (v) if such Rights relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Rights relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such Rights shall have been duly executed, countersigned and registered in accordance with the Rights Agreement and shall have been duly delivered in accordance with the Rights Agreement against payment of the agreed consideration therefor.

6. The Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the purchasers thereof; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Units; (v) if such Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; (viii) if such Units relate to the issuance and sale of

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Warrants, the actions described in paragraph 4 above shall have been taken; (ix) if such Units relate to the issuance and sale of Rights, the actions described in paragraph 5 above shall have been taken and (x) certificates representing such Units shall have been duly executed, countersigned and registered and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the applicable Opinion Documents and all actions necessary for the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Charter, Bylaws, the Resolutions or any other applicable final resolutions adopted by the Board or any duly authorized committee thereof, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

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(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(v) in the case of the issue of Warrants, Rights or Units, the terms and conditions of such Security, the underlying Security, if any, and any related Warrant Agreement, Rights Agreement and/or Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto.

We have further assumed that each Opinion Document will be governed by the laws of the State of New York.

With respect to each Opinion Document and each other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SIDLEY AUSTIN LLP